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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K
                                   CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 17, 1998

                                First Mariner Bancorp
                (Exact name of registrant as specified in its charter)


     Maryland                        0-21815                    52-1834860
------------------               ----------------           -------------------
(State of incorporation)     (Commission File Number)        (I.R.S. Employer
                                                            Identification No.)



                        1801 S. Clinton Street
                         Baltimore, Maryland             21224
               --------------------------------------------------
              (Address of principal executive offices) (Zip Code)

          Registrant's telephone number, including area code: 410/342-2600


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ITEM 5.  OTHER EVENTS.

     On November 17, 1998, First Mariner Bancorp (the "Company") sold to Glen Burnie Bancorp ("GBB") all of the 213,169 shares of common stock of GBB held by the Company, for a purchase price of $5,580,764. In addition, the Company and GBB entered into an agreement pursuant to which, among other things, the parties agreed to dismiss all pending litigation between them and the Company agreed not to purchase GBB stock or attempt to influence GBB's affairs, directly or indirectly, for a ten year period. GBB will pay the Company $675,000 as consideration for this agreement, payable over five years. The Company issued a press release describing the transaction, attached hereto as an exhibit. In addition, the Company amended its Schedule 13D to reflect the reduction of ownership of GBB shares to 0.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

     99.  Press release dated November 18, 1998.



                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST MARINER BANCORP


Date: November 20, 1998       By: /s/ Edwin F. Hale, Sr.
                                 ------------------------------------
                                 Edwin F. Hale, Sr.
                                 Chairman and Chief Executive Officer